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                                                                Exhibit 21

               STANDEX INTERNATIONAL CORPORATION AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT
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Information is set forth below concerning all operating
subsidiaries of the Company as of June 30, 2000 (except subsidiaries which, considered in the aggregate do not constitute a significant subsidiary):

                                                                               Percentage
                                                                Percentage      of Voting
                                                                 of Voting          Stock
                                                               Stock Owned       Owned by
                                       Jurisdiction of              by the      Immediate
Name of Subsidiary                       Incorporation             Company         Parent

Custom Hoists, Inc.                         Ohio                      100%
James Burn International, Inc.              New York                  100%
Snappy Air Distribution Products, Inc.      Delaware                  100%
Standex Air Distribution Products, Inc.     Delaware                  100%
Standex Electronics, Inc.                   Delaware                  100%
Standex Financial Corp.                     Delaware                  100%
  Crest Fruit, L.P.                         Texas                       1%          99%
SXI Limited                                 Canada                    100%
Keller-Dorian Holdings, S.A.                France                    100%
S. I. de Mexico S.A. de C.V.                Mexico                    100%
Standex International FSC, Inc.             Virgin Islands            100%
Standex International GmbH                  Germany                   100%
Standex Holdings Limited                    United Kingdom            100%
  Standex International Limited             United Kingdom                         100%
  Roehlen Industries Pty. Limited           Australia                  50%          50%
  James Burn International Limited          United Kingdom                         100%
  Standex Electronics (U.K.) Limited        United Kingdom                         100%
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